UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2009
FOOTSTAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-11681	22-3439443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
933 MacArthur Boulevard
Mahwah, New Jersey
(Address of principal executive offices)
07430
(Zip Code)
(201) 934-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1: AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 3.03 Material Modifications to Rights of Security Holders.
     On February 4, 2009, Footstar, Inc. (the “Company”) entered into an amendment to the Rights Agreement dated as of March 8, 1999, as amended as of May 31, 2002 (as so amended, the “Rights Agreement”), between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent. The amendment was approved at a special meeting of the Company’s Board of Directors held on January 30, 2008.
     Among other things, the amendment reduces the threshold at which a person or group becomes an “Acquiring Person” under the Rights Agreement from 15% to 4.75% of the Company’s then-outstanding common shares. The Rights Agreement, as amended, exempts shareholders whose beneficial ownership as of 4:00 p.m., New York City time, on February 3, 2009 exceeded 4.75% of the Company’s then-outstanding common shares so long as they do not acquire additional common shares, except as otherwise provided by existing agreements. The amendment also eliminates provisions of the Rights Agreement exempting certain “Qualifying Offers” for the Company’s common shares from triggering the exercisability of the outstanding rights issued pursuant to the Rights Agreement. The Rights Agreement as amended will terminate on March 8, 2012, unless terminated or extended.
     The amendment to the Rights Agreement is intended to help preserve the value of the Company’s net operating loss carryforwards (“NOLs”) and related tax benefits. The Company’s ability to use its NOLs could be substantially reduced if the Company experiences an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986 (the “Code”). The calculation of an ownership change under the Code is based on ownership changes in the Company’s common shares by shareholders that own, or are deemed to own, 5% or more of the Company’s common shares, and changes are tested over a rolling three-year period.
     The Rights Agreement amendment does not ensure that the Company’s NOLs will be protected from an ownership change as defined in the Code, and there can be no assurance that such an ownership change will not occur.
     The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement and the amendment are available free of charge from the Company. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 4.1 and incorporated by reference.
Item 7.01 Regulation FD Disclosure.
     On February 3, 2009, the Company issued a press release relating to the amendment of the Rights Plan. A copy of the press release issued by the Company is attached as Exhibit 99.1 and incorporated by reference.
     The information included or incorporated by reference in this Item 7.01 will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
4.1	Amendment No. 2 dated as of February 4, 2009 to the Rights Agreement dated as of March 8, 1999, as amended as of May 31, 2002, between Footstar, Inc. and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.
99.1	Press release dated February 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FOOTSTAR, INC
Date: February 4, 2009	By:	/s/ Maureen Richards
Maureen Richards
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
(d) Exhibits

4.1	Amendment No. 2 dated as of February 4, 2009 to the Rights Agreement dated as of March 8, 1999, as amended as of May 31, 2002, between Footstar, Inc. and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.

99.1	Press release dated February 3, 2009.